Filed pursuant to Rule 424(b)(2)
Registration No. 333-202187
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.
Subject to completion dated February 24, 2016
Prospectus Supplement
(To Prospectus dated February 19, 2015)
$ million
% Subordinated Notes due 2026

We are offering $ million of our % Subordinated Notes due 2026, which we refer to as the "Notes" in this prospectus supplement. The Notes will be unsecured, subordinated debt securities issued by BofI Holding, Inc. under an indenture. The Notes will bear interest at the rate of % per year, payable quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in case of a leap year) of each year, beginning on May 31, 2016. The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof. We have granted the underwriters an option to purchase additional Notes in an aggregate principal amount of up to $ , at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any.
The Notes will mature on February 28, 2026 (or if such day is not a business day, the following business day). On or after February 28, 2021, we may redeem the Notes, in whole or in part, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.
The proceeds from the sales of the Notes to which this prospectus supplement relates will be used for general corporate purposes, possible future acquisitions and growth opportunities, possible common stock share repurchases, and to provide new capital to the Bank to support its future growth. See "Use of Proceeds" in this prospectus supplement. The Notes will be a new issue of securities with no established trading market. We have applied to list the Notes on the NASDAQ Global Select Market under the symbol "BOFIL." If the application is approved, we expect trading in the Notes to begin within 30 days of the original issue date of the Notes.
Investing in the Notes involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement to read about important factors you should consider before buying the Notes.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
We expect that the Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about March , 2016.

	Per Note	Total
Public offering price (1)	$	$
Underwriting discount	%	$
Proceeds to BofI Holding, Inc. (before expenses)%		$
________________________________
(1) Plus accrued interest from February   , 2016 if settlement occurs after that date.

Joint Book-Running Managers

FBR			Keefe, Bruyette & Woods A Stifel Company

Co-Managers

BB&T Capital Markets	D.A. Davidson & Co.	Janney Montgomery Scott	Oppenheimer & Co.	Wunderlich
The date of this prospectus supplement is February , 2016.

We include cross-references in this prospectus supplement to captions elsewhere in these materials where you can find further related discussions. The following table of contents tells you where to find these captions

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On February 19, 2015, we filed with the SEC a registration statement on Form S-3ASR (File No. 333-202187) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was automatically effective upon filing. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, subscription rights and units.
This document is in two parts. The first part is the prospectus supplement, which includes the documents incorporated by reference, which described the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which applies directly to the securities offered by this prospectus supplement and some of which may not. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement that we make in this prospectus supplement, on the one hand, is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that was filed before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement and the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in this prospectus supplement, or incorporated herein by reference, and contained or incorporated by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “BofI,” “the Company,” “we,” “us,” and “our” refer to BofI Holding, Inc., a Delaware corporation and its subsidiaries.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10‑K for the fiscal year ended June 30, 2015, filed with the SEC on August 26, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2015 and December 31, 2015, filed with the SEC on October 29, 2015 and January 28, 2016, respectively;

•	our Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Stockholders, filed with the SEC on September 4, 2015;

•
our Current Reports on Form 8-K filed with the SEC on August 5, 2015 (with respect to Items 1.01, 8.01 and 9.01), September 1, 2015 (with respect to Items 1.01, 2.01, 8.01 and 9.01), October 23, 2015 (with respect to Item 5.07) and November 6, 2015 (with respect to Item 5.03); and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51201) filed with the SEC on March 14, 2005.

S-ii

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: BofI Holding, Inc., Attention: Investor Relations, 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, telephone (858) 350-6200.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions.
Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins;

•	changes in deposit flows, loan demand or real estate values may adversely affect the business of our subsidiary, BofI Federal Bank, through which substantially all of our operations are carried out;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;

•
general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;

•	legislation or regulatory changes may adversely affect our business;

•	technological changes may be more difficult or expensive than what we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and

•	the additional risks referred to in the section entitled “Risk Factors.”
You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

S-iii

SUMMARY INFORMATION
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that we include in and/or have incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-3, the section of the accompanying prospectus under the heading “Risk Factors” and risk factors discussed in documents that we incorporate by reference in this prospectus supplement, for a discussion of the risks involved in investing in our securities.
BofI Holding, Inc. and BofI Federal Bank
BofI Holding, Inc., is the holding company for BofI Federal Bank (the "Bank"), a diversified financial services company that provides consumer and business banking products through its low-cost distribution channels and affinity partners. The Bank has deposit and loan customers nationwide including consumer and business checking, savings and time deposit accounts and financing for single family and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. The Bank generates fee income from consumer and business products including fees from loans originated for sale and transaction fees earned from processing payment activity.
At December 31, 2015, we had total assets of $6.7 billion, loans of $5.7 billion (including loans held for sale), mortgage-backed and other securities totaling $452.1 million, total deposits of $5.2 billion and borrowings totaling $798.2 million. At December 31, 2015 the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $6.0 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. Because we do not incur the significantly higher fixed operating costs inherent in a branch-based distribution system, we are able to rapidly grow our deposits and assets by providing a better value to our customers and by expanding our low-cost distribution channels.
We distribute our deposit products through a wide range of retail distribution channels, and our deposits consist of demand, savings and time deposits accounts. We distribute our loan products through our retail, correspondent and wholesale channels, and the loans we retain are primarily first mortgages secured by single family real property and by multifamily real property. Our mortgage-backed securities consist primarily of mortgage pass-through securities issued by government-sponsored entities and non-agency collateralized mortgage obligations and pass-through mortgage-backed securities issued by private sponsors. We believe our flexibility to adjust our asset generation channels has been a competitive advantage allowing us to avoid markets and products where credit fundamentals are poor or risks and rewards are not sufficient to support our required return on equity.
Our business strategy is to grow our loan originations and our deposits to achieve increased economies of scale and reduce the cost of products and services to our customers by leveraging our distribution channels and technology. We have designed our banking platform and our work flow processes to handle traditional banking functions with reduced paperwork and human intervention. Our charter allows us to operate in all 50 states, and our online presence allows us increased flexibility to target a large number of loan and deposit customers based on demographics, geography and price. Our low-cost distribution channels provide opportunities to increase our core deposits and increase our loan originations by attracting new customers and developing new and innovative products and services.
Corporate Information
Our common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. BofI Holding, Inc., or the Company, is a Delaware corporation and unitary savings and loan holding company regulated by the Board of Governors of the Federal Reserve System (the "FRB"). BofI Federal Bank is a federal savings bank regulated by the Office of the Comptroller of the Currency.
Our executive offices are located at 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, and our telephone number is (858) 350-6200. We maintain an Internet website at www.bofiholding.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer	BofI Holding, Inc., a Delaware corporation.

Notes Offered	We are offering an aggregate of $ principal amount of our % Subordinated Notes due 2026 (the "Notes").

Repayment of Principal; Maturity
Any unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, will be due and payable on February 28, 2026, the maturity date (or if such day is not a business day, the following business day).

Interest
The Notes will bear interest at a fixed annual rate of %. We will pay interest quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in the case of a leap year) of each year, beginning on May 31, 2016.

Record Date	We will make interest payments on the Notes to the holder of record as of the close of business on May 15, August 15, November 15 and February 15, whether or not a business day.

Optional Redemption
We may elect to redeem the Notes in whole at any time or in part from time to time on or after February 28, 2021, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $10 million aggregate principal amount of the Notes must remain outstanding after giving effect to such redemption. We may also redeem the Notes, at our option, in whole, at any time, or in part from time to time, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940.

Under the current risk-based capital guidelines applicable to us, any redemption of the Notes will be subject to prior approval of the FRB.

Subordination; Ranking	The Notes will be unsecured, subordinated and:

 • will rank junior in right of payment and upon our liquidation to any existing and all future senior debt (as defined in the indenture and described under "Description of the Notes" in this prospectus supplement);

• will rank equally in right of payment and upon our liquidation with any future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

 • will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes; and

• will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our current and future subsidiaries, including the Bank.

Price Stabilization and Short Positions
In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes or the exercise of the over-allotment option.

Denominations; Book-Entry
The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will be represented by one or more global Notes that will be deposited with and registered in the name of The Depository Trust Company or its nominee. We will not issue certificated Notes, except in the limited circumstances described under "Description of the Notes—Book-Entry System—The Depository Trust Company."

Listing
The Notes will be a new issue of securities with no established trading market. We have applied to list the Notes on the NASDAQ Global Select Market under the symbol "BOFIL." If the application is approved, we expect trading in the Notes on NASDAQ to begin within 30 days of the original issue date of the Notes. We cannot assure you that an active market for the Notes will develop or be sustained or that holders of the Notes will be able to sell their Notes at favorable prices, or at all.

Use of Proceeds
We expect to receive net proceeds from this offering of approximately $ million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, possible future acquisitions and growth opportunities, possible common stock share repurchases, and to provide new capital to the Bank to support its future growth.

The Indenture and the Trustee
The Notes will be issued pursuant to the indenture to be dated as of February , 2015, between us and U.S. Bank National Association, as trustee, as amended and supplemented by a supplemental indenture to be dated the original issue date of the Notes.

Certain Federal Income Tax Considerations	You should consult your tax advisors concerning U.S. federal income tax consequences of owning the Notes. See "Material United States Federal Income Tax Considerations."

Risk Factors
You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, should carefully read the section entitled "Risk Factors" beginning on page S-8 in this prospectus supplement, including the documents incorporated by reference herein or therein, before purchasing any of the Notes.

Basic Indenture Covenants
The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the Notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the Notes, to repurchase our stock or other securities, including any of the Notes, or to pay dividends or make other distributions to our shareholders (except, in the case of dividends or other distributions on junior securities, upon our failure to timely pay the principal of or interest on the Notes, when the same becomes due and payable).

RISK FACTORS
        An investment in the Notes is subject to various risks that may adversely affect the value of the Notes. Before making an investment decision, you should carefully consider the risks described below together with the risks described in our Annual Report on Form 10-K for the year ended June 30, 2015, and in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2015 and December 31, 2015, in particular under the caption "Risk Factors" in each report, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently deem insignificant or remote also may adversely affect our business, financial condition and results of operations, perhaps materially.
Risks Related to the Notes and this Offering
Our obligations under the Notes will be subordinated.
Our obligations under the Notes will be unsecured and will rank junior in priority of payment to any and all outstanding "senior debt" (as defined in the indenture). This means that we may not be permitted to make any payments of principal or interest on the Notes if we default on a payment obligation under any senior debt. For more information on the subordination provisions and the definition of "senior debt," see "Description of the Notes—Ranking" in this prospectus supplement.
In addition, the Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our current and future subsidiaries, including our principal subsidiary, the Bank. See "Risk Factors—The Notes will be the obligations of BofI and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt of the Bank" below.
Due to the subordination of the Notes described in "Description of the Notes—Ranking," in the event of our insolvency, funds that we would otherwise use to pay to the holders of the Notes would be used to pay the holders of any senior debt outstanding at that time to the extent necessary to pay such senior debt in full. In addition, the holders of any senior debt could restrict or prohibit us from making payments on the Notes.

Over the term of the Notes, we may need to rely primarily on the receipt of dividends and other distributions from the Bank for payments of principal and interest on the Notes.
BofI is a savings and loan holding company that conducts substantially all of its operations through the Bank. For the foreseeable future, our ability to make payments of the principal of and interest on the Notes will be highly dependent upon the cash position of BofI at the holding-company level, and during the term of the Notes, we may need to rely on the receipt of dividends and other distributions from the Bank for our holding-company liquidity needs. Our ability to receive dividends or other distributions from the Bank as a source of funds, however, is contingent on a number of factors including the Bank's ability to meet applicable regulatory capital requirements, the strength of the Bank's balance sheet, the Bank's profitability and earnings and the Bank's ability to satisfy its obligations and support any projected growth, and is subject to various state banking regulations that limit the amount of dividends that may be paid. See "Regulatory Considerations" in this prospectus supplement.
The Notes will be the obligations of BofI Holding, Inc. and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt and other liabilities of the Bank.
The Notes will be obligations exclusively of BofI and will not be obligations of or guaranteed by the Bank or any of our other subsidiaries. As a result, the Notes will be structurally subordinated to all debt and other liabilities of our current and future subsidiaries, including the Bank, which means that creditors of our subsidiaries will be paid from their assets before holders of the Notes would have any claims to those assets. At December 31, 2015 the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $6.0 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. The Bank may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.
The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.
The Notes will not be savings accounts, deposits or other obligations of the Bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the indenture governing the Notes does not contain any financial covenants.
We are not restricted by the terms of the indenture governing the Notes from incurring additional debt at the holding-company level, including secured or unsecured debt, that ranks senior or equal to the Notes, or from repurchasing our securities. In addition, the indenture governing the Notes does not contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.
We may redeem the Notes, at our option, on or after February 28, 2021.
We may redeem the Notes, at our option, in whole at any time or in part from time to time on or after February 28, 2021, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. We may also redeem the Notes if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940. If the Notes are redeemed at a price that is different than your initial purchase price, the redemption will generally be a taxable event to you that could result in gain or loss for U.S. federal income tax purposes. See "Description of the Notes—Optional Redemption." In the event we choose to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate equal to or higher than the interest rate on the Notes. Our redemption right also may adversely impact your ability to sell your Notes as the optional redemption period approaches.
Holders of Notes will have limited rights if there is an event of default.
Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency or reorganization involving BofI or receivership of the Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of principal or interest on the Notes or in the performance of any of our other obligations under the Notes.

An active trading market for the Notes may not develop, and any such market for the Notes may be illiquid.
The Notes will be a new issue of securities with no established trading market. We have applied to list the Notes on NASDAQ under the symbol "BOFIL." If the application is approved for listing, we expect trading on NASDAQ to begin within 30 days of the original issue date of the Notes. However, listing the Notes on NASDAQ does not guarantee that a trading market will develop or, if a trading market does develop, that it will provide the depth or liquidity necessary for holders to sell their Notes easily or at desired prices. In addition, the market price and liquidity of the Notes may be adversely affected by changes in the overall market for subordinated Notes or in our financial performance as well as changes to our prospects or the prospects of financial institutions generally. As a result, we cannot assure you that an active market for the Notes will develop or be sustained, that holders of the Notes will be able to sell their Notes or that holders of the Notes will be able to sell their Notes at favorable prices.
If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Notes.
If a trading market does develop, there can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market price of the Notes. Factors that might influence the market price of the Notes include, but are not limited to:

•	whether interest payments have been made and are likely to be made on the Notes from time to time;

•	our creditworthiness and financial condition;

•	our operating results, including how those results vary from the expectations of management, securities analysts and investors;

•	developments in our business or operations or in the financial sector generally;

•	proposed or adopted regulatory changes or legislative actions or inaction involving or affecting the banking industry generally or our business and operations specifically;

•	the operating performance of companies that investors consider to be comparable to us, and the market for similar securities;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities; and

•	changes in global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.
If you purchase Notes, the Notes may subsequently trade at a discount to the price that you paid for them.
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.

In addition to our currently outstanding indebtedness, we may be able to borrow substantial additional indebtedness in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the Notes, including:

•limiting our ability to satisfy our obligations with respect to the Notes;
•increasing our vulnerability to general adverse economic industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•
requiring a substantial portion of our cash flow from operations for the payment of principal of and interest on our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and putting us at a disadvantage compared to competitors with less indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

Our ability to make payments on our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay the principal of or interest on our indebtedness, including the notes, or to fund our other liquidity needs.

Changes in our credit rating could adversely affect the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. Such ratings are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In addition, credit ratings agencies have themselves been subject to scrutiny arising from the financial crisis that begin in 2008 and there is no assurance that credit rating agencies will not make or be required to make substantial changes to their ratings policies or practices or that such changes would not affect ratings of our securities, including the Notes. A negative change in our ratings could have an adverse effect on the price of the notes that may remain outstanding. More generally, a negative change in our ratings could increase our borrowing costs and limit our access to the capital markets. We cannot be sure that credit rating agencies will maintain their initial ratings on the issue.

Risks Relating to Our Industry
Changes in interest rates could adversely affect our performance.

Our results of operations depend to a great extent on our net interest income, which is the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. We are exposed to interest rate risk because our interest-earning assets and interest-bearing liabilities do not react uniformly or concurrently to changes in interest rates, as the two have different time periods for adjustment and can be tied to different measures of rates.  Interest rates are sensitive to factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies, including the FRB. The monetary policies of the FRB, implemented through open market operations and regulation of the discount rate and reserve requirements, affect prevailing interest rates. Loan originations and repayment rates tend to increase with declining interest rates and decrease with rising interest rates. On the deposit side, increasing interest rates generally lead to interest rate increases on our deposit accounts. In recent years, the monetary policy of the FRB has been to reduce market interest rates to historical lows, but recently prevailing interest rates have begun to increase and the financial markets are anticipating a further increase in interest rates by the FRB. We manage the sensitivity of our assets and liabilities; however a large and relatively rapid increase in market interest rates would likely have an adverse impact on our net interest income and a decrease in our refinancing business and related fee income, and could cause an increase in delinquencies and non-performing loans in our adjustable-rate loans. In addition, changes in interest rates can affect the value of our loans, investments and other interest-rate sensitive assets and our ability to realize gains on the sale or resolution of these assets.
A significant economic downturn could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.
Our business and results of operations are affected by the financial markets and general economic conditions, including factors such as the level and volatility of interest rates, inflation, home prices, unemployment and under-employment levels, bankruptcies, household income and consumer spending. While the national economy and most regions have improved since the financial crisis of 2008 and subsequent economic recession, we continue to operate in a challenging and uncertain economic environment. The risks associated with our business become more acute in periods of a slowing economy or slow growth. A return or continuation of recessionary conditions or negative events in the housing markets, including significant and continuing home price declines and increased delinquencies and foreclosures, would adversely affect our mortgage and construction loans and result in increased asset write-downs. In addition, poor economic conditions, including continued high unemployment in the United States, have contributed to increased volatility in the financial and capital markets and diminished expectations for the U.S. economy. While we are continuing to take steps to decrease and limit our exposure to problem loans, we nonetheless retain direct exposure to the residential and commercial real estate markets. Declines in real estate values, an economic downturn or continued high unemployment levels may result in higher than expected loan delinquencies and a decline in demand for our products and services. These negative events may cause us to incur losses and may adversely affect our capital, financial condition and results of operations.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions.  Financial services institutions are interrelated as a result of trading, clearing, counterparty and other relationships.  We have exposure to many different counterparties, and we routinely execute transactions with counterparties in the financial industry, including brokers and dealers, other commercial banks, investment banks, mutual and hedge funds, and other financial institutions.  As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, could lead to market-wide liquidity problems and losses or defaults by us or by other institutions and organizations.  Many of these transactions expose us to credit risk in the event of default of our counterparty or client.  In addition, our credit risk may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at prices not sufficient to recover the full amount of the financial instrument exposure due to us.  There is no assurance that any such losses would not materially and adversely affect our results of operations.

The impact of changing regulatory capital requirements and new capital rules is unknown.

In 2013, the FDIC, the OCC and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to us. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act, and includes new minimum risk-based capital and leverage ratios which became effective for us on January 1, 2015. The final rule also refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements to be considered “adequately capitalized” are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6.0%, which was increased from 4.0%; (iii) a total capital ratio of 8.0%, which was unchanged from the previous rules; and (iv) a Tier 1 leverage ratio of 4.0%. The final rule also established a “capital conservation buffer” of 2.5% above the new regulatory minimum capital ratios to be considered “adequately capitalized”, and when fully effective in 2019, will result in the following minimum capital ratios: (a) a common equity Tier 1 capital ratio of 7.0%; (b) a Tier 1 to risk-based assets capital ratio of 8.5%; and (c) a total capital ratio of 10.5%. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019.

If an institution does not meet or exceed these minimum capital ratios it will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the “adequately capitalized” ratios plus the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such activities. The application of more stringent capital requirements for us could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions such as a prohibition on the payment of dividends or on the repurchase shares if we were unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to restructure our business models or increase our holdings of liquid assets. Implementation of changes in asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital or additional capital conservation buffers could result in modifications to our business strategy.

Policies and regulations enacted by the Consumer Financial Protection Bureau may negatively impact our residential mortgage loan business and compliance risk.

Our consumer business, including our mortgage and deposit businesses, may be adversely affected by the policies enacted or regulations adopted by the Consumer Financial Protection Bureau (“CFPB”) which under the Dodd-Frank Act has broad rulemaking authority over consumer financial products and services. For example, in January 2014 new federal regulations promulgated by the CFPB took effect which impact how we originate and service residential mortgage loans. Those regulations, among other things, require mortgage lenders to assess and document a borrower’s ability to repay their mortgage loan. The regulations provide borrowers the ability to challenge foreclosures and sue for damages based on allegations that the lender failed to meet the standard for determining the borrower’s ability to repay their loan. While the regulations include presumptions in favor of the lender based on certain loan underwriting criteria, it is uncertain how these presumptions will be construed and applied by courts in the event of litigation. The ultimate impact of these new regulations on the lender’s enforcement of its loan documents in the event of a loan default, and the cost and expense of doing so, is uncertain, but may be significant. In addition, the secondary market demand for loans that do not fall within the presumptively safest category of a “qualified mortgage” as defined by the CFPB is uncertain. The 2014 regulations also require changes to certain loan servicing procedures and practices, which result in increased foreclosure costs and longer foreclosure timelines in the event of loan default, and failure to comply with the new servicing rules may result in additional litigation and compliance risk. On November 20, 2014, the CFPB released its Final Integrated Disclosure Rule (“Rule”) that became effective on August 1, 2015. Among other things, the new rule requires lenders to combine the initial Good Faith Estimate and Initial Truth in Lending (“TIL”) disclosures into a single new Loan Estimate disclosure and the HUD-1 and Final TIL disclosures into a single new Closing Disclosure. The definition of an application and timing requirements will also change, and a new Closing Disclosure waiting period has been added. These changes, along with other changes required by the Rule, will require significant systems modifications, process and procedures changes and training. Failure to comply with these new requirements may result in penalties for disclosure violations under the Real Estate Settlement Procedures Act (“RESPA”) and the Truth In Lending Act (“TILA”).

Risks Relating to Mortgage Loans and Mortgage-Backed Securities
Declining real estate values, particularly in California, could reduce the value of our loan portfolio and impair our profitability and financial condition.

The majority of the loans in our portfolio are secured by real estate. At June 30, 2015, approximately 66.4% of our mortgage portfolio was secured by real estate located in California. In recent years, there has been significant volatility in real estate values in California and in some cases the collateral for our real estate loans has become less valuable. If real estate values decrease or more of our borrowers experience financial difficulties, we will experience increased charge-offs, as the proceeds resulting from foreclosure may be significantly lower than the amounts outstanding on such loans. In addition, declining real estate values frequently accompany periods of economic downturn or recession and increasing unemployment, all of which can lead to lower demand for mortgage loans of the types we originate. A decline of real estate values or decline of the credit position of our borrowers in California would have a material adverse effect on our business, prospects, financial condition and results of operations.

Many of our mortgage loans are unseasoned and defaults on such loans would harm our business.

At June 30, 2015, our multifamily residential loans were $1,185.5 million or 28.2% of our mortgage loans and our commercial real estate loans were $61.4 million, or 1.5% of our mortgage loans. The payment on such loans is typically dependent on the cash flows generated by the projects, which are affected by the supply and demand for multifamily residential units and commercial property within the relative market. If the market for multifamily residential units and commercial property experiences a decline in demand, multifamily and commercial borrowers may suffer losses on their projects and be unable to repay their loans. If residential housing values were to decline and nationwide unemployment were to increase, we are likely to experience increases in the level of our non-performing loans and foreclosed and repossessed vehicles in future periods.

We could recognize other-than-temporary impairment on securities held in our available-for-sale and held-to-maturity portfolios, if economic and market conditions worsen.

Our held-to-maturity securities had gross unrecognized losses of $12.7 million at June 30, 2015. We analyze securities held in our portfolio for other-than-temporary impairment on a quarterly basis. The process for determining whether impairment is other-than-temporary requires difficult, subjective judgments about the future financial performance of the issuer and any collateral underlying the security in order to assess the probability of receiving all contractual principal and interest payments on the security. Because of changing economic and market conditions affecting issuers and the performance of the underlying collateral, we may be required to recognize other-than-temporary impairment in future periods reducing future earnings.

A decrease in the mortgage buying activity of Fannie Mae and Freddie Mac or a failure by Fannie Mae and Freddie Mac to satisfy their obligations with respect to their RMBS could have a material adverse effect on our business, financial condition and results of operations.

During the last three fiscal years we have sold over $1,327.7 million of residential mortgage loans to the government sponsored entities GSE aggregators and, as of June 30, 2015, approximately 21.5% of our securities portfolio consisted of RMBS issued or guaranteed by the GSEs. Each GSE is currently in conservatorship, with its primary regulator, the Federal Housing Finance Agency, acting as conservator. The United States government is contemplating structural changes to the GSEs, including consolidation and/or a reduction in the ability of GSEs to purchase mortgage loans or guarantee mortgage obligations. We cannot predict if, when or how the conservatorships will end, or what associated changes (if any) may be made to the structure, mandate or overall business practices of either of the GSEs. Accordingly, there continues to be uncertainty regarding the future of the GSEs, including whether they will continue to exist in their current form and whether they will continue to meet their obligations with respect to their RMBS. A substantial reduction in mortgage purchasing activity by the GSEs could result in a material decrease in the availability of residential mortgage loans and the number of qualified borrowers, which in turn may lead to increased volatility in the residential housing market, including a decrease in demand for residential housing and a corresponding drop in the value of real property that secures current residential mortgage loans, as well as a significant increase in interest rates. In a rising or higher interest rate environment, our originations of mortgage loans may decrease, which would result in a decrease in mortgage loan revenues and a corresponding decrease in non-interest income. Any decision to change the structure, mandate or overall business practices of the GSEs and/or the relationship among the GSEs, the government and the private mortgage loan markets, or any failure by the GSEs to satisfy their obligations with respect to their RMBS, could have a material adverse effect on our business, financial condition and results of operations.

We occasionally purchase loans in bulk or “pools.” We may experience lower yields or losses on loan “pools” because the assumptions we use when purchasing loans in bulk may not prove correct.

From time to time, we purchase real estate loans in bulk or “pools.” In the past 8 years we purchased real estate loans in pools totaling $577 million, some of which remain in our loan portfolio. When we determine the purchase price we are willing to pay to purchase loans in bulk, management makes certain assumptions about, among other things, how fast borrowers will prepay their loans, the real estate market and our ability to collect loans successfully and, if necessary, to dispose of any real estate that may be acquired through foreclosure. When we purchase loans in bulk, we perform certain due diligence procedures and we purchase the loans subject to customary limited indemnities. To the extent that our underlying assumptions prove to be inaccurate or the basis for those assumptions change (such as an unanticipated decline in the real estate market), the purchase price paid for “pools” of loans may prove to have been excessive, resulting in a lower yield or a loss of some or all of the loan principal. For example, in the past, we have purchased “pools” of loans at a premium and some of the loans were prepaid before we expected. Accordingly, we earned less interest income on the purchase than expected. Our success in growing through purchases of loan “pools” depends on our ability to price loan “pools” properly and on general economic conditions in the geographic areas where the underlying properties of our loans are located.

Acquiring loans through bulk purchases may involve acquiring loans of a type or in geographic areas where management may not have substantial prior experience. We may be exposed to a greater risk of loss to the extent that bulk purchases contain such loans.

Risks Relating to the Company
If our allowance for loan losses, particularly in growing areas of lending such as commercial & industrial ("C&I") and specialty finance loans, is not sufficient to cover actual loan losses, our earnings, capital adequacy and overall financial condition may suffer materially.
Our loans are generally secured by multifamily and, to a lesser extent, commercial and single family real estate properties, each initially having a fair market value generally greater than the amount of the loan secured. Although our loans are typically secured, the risk of default, generally due to a borrower's inability to make scheduled payments on his or her loan, is an inherent risk of the banking business. In determining the amount of the allowance for loan losses, we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers, the value of the real estate serving as collateral for the repayment of our loans and our loss history. Defaults by borrowers could result in losses that exceed our loan loss reserves. We have originated or purchased many of our loans recently, so we do not have sufficient repayment experience to be certain whether the established allowance for loan losses is adequate. We may have to establish a larger allowance for loan losses in the future if, in our judgment, it becomes necessary. Any increase in our allowance for loan losses will increase our expenses and consequently may adversely affect our profitability, capital adequacy and overall financial condition.
In addition, we have recently begun to increase our emphasis on non-residential lending, particularly in C&I lending and specialty finance lending, and these types of loans are expected to comprise a larger portion of our originations and loan portfolio in future periods. To the extent that we fail to adequately address the risks associated with C&I and specialty finance lending, we may experience increases in levels of non-performing loans and be forced to take additional loan loss reserves, which would adversely affect our net interest income and capital levels and reduce our profitability.

Our results of operations could vary as a result of the methods, estimates, and judgments that we use in applying our accounting policies.
The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates, and judgments, include methodologies to value our securities, evaluate securities for other-than-temporary impairment and estimate our allowance for loan losses. These methods, estimates, and judgments are, by their nature, subject to substantial risks, uncertainties, and assumptions, and factors may arise over time that lead us to change our methods, estimates, and judgments. Changes in those methods, estimates, and judgments could significantly affect our results of operations.

We may seek additional capital but it may not be available when it is needed and limit our ability to execute our strategic plan. In addition, raising additional equity capital would dilute existing shareholders' equity interests and may cause our stock price to decline.
We are required by regulatory authorities to maintain adequate levels of capital to support our operations. In addition, we may elect to raise additional capital to support the growth of our business or to finance acquisitions, if any, or we elect to raise additional capital for other reasons. We may seek to do so through the issuance of, among other things, our common stock or securities convertible into our common stock, which could dilute existing shareholders' interests in the Company.
Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot provide assurance on our ability to raise additional capital if needed or if it can be raised on terms acceptable to us. If we cannot raise additional capital when needed or on terms acceptable to us, it may have a material adverse effect on our financial condition, results of operations and prospects. In addition, raising equity capital will have a dilutive effect on the equity interests of our existing shareholders and may cause our stock price to decline.
Changes in interest rates could adversely affect our performance.
Our results of operations depend to a great extent on our net interest income, which is the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. We are exposed to interest rate risk, since our interest-earning assets and interest-bearing liabilities do not react uniformly or concurrently to changes in interest rates, since the two have different time periods for interest rate adjustment and can be tied to different measures of interest rates. Interest rates are sensitive to factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies, including the FRB. Changes in monetary policy, including changes in interest rates, influence the origination of loans, the prepayment of loans, and the volume of deposits. Loan originations and repayment rates tend to increase with declining interest rates and decrease with rising interest rates. On the deposit side, increasing interest rates generally lead to interest rate increases on our deposit accounts. In recent years, the monetary policy of the FRB has acted to reduce market interest rates to historical lows, but in recent months prevailing interest rates have begun to increase and the financial markets are anticipating a tapering of the FRB's purchases of government bonds and mortgage-backed securities, which would likely cause interest rates to increase further. We manage the sensitivity of our assets and liabilities; however a large and relatively rapid increase in market interest rates would likely have an adverse impact on our net interest income and a decrease in our refinancing business, and could cause an increase in delinquencies and non-performing loans in our adjustable-rate loans.
Access to adequate funding cannot be assured.
We have significant sources of liquidity as a result of our federal thrift structure, including consumer deposits, brokered deposits, the Federal Home Loan Bank (the "FHLB"), repurchase lending facilities, and the FRB discount window. We rely primarily upon consumer and business deposits and FHLB advances. Our ability to attract deposits could be negatively impacted by a public perception of our financial prospects or by increased deposit rates available at troubled institutions suffering from shortfalls in liquidity. The FHLB is subject to regulation and other factors beyond our control. These factors may adversely affect the availability and pricing of advances to members such as the Bank. Selected sources of liquidity may become unavailable to the Bank if it were to no longer be considered “well-capitalized.”
Our inability to manage our growth or deploy assets profitably could harm our business and decrease our overall profitability, which may cause our stock price to decline.
Our assets and deposit base have grown substantially in recent years, and we anticipate that we will continue to grow over time, perhaps significantly. To manage the expected growth of our operations and personnel, we will be required to manage multiple aspects of the business simultaneously, including among other things: (i) improve existing and implement new transaction processing, operational and financial systems, procedures and controls; (ii) maintain effective credit scoring and underwriting guidelines; (iii) maintain sufficient levels of regulatory capital; and (iv) expand our employee base and train and manage this growing employee base. In addition, acquiring other banks, asset pools or deposits may involve risks such as exposure to potential asset quality issues, disruption to our normal business activities and diversion of management's time and attention due to integration and conversion efforts. If we are unable to manage growth effectively or execute integration efforts properly, we may not be able to achieve the anticipated benefits of growth and our business, financial condition and results of operations could be adversely affected.

In addition, we may not be able to sustain past levels of profitability as we grow, and our past levels of profitability should not be considered a guarantee or indicator of future success. If we are not able to maintain our levels of profitability by deploying growth in our deposits in profitable assets or investments, our net interest margin and overall level of profitability will decrease and our stock price may decline.
We face strong competition for customers and may not succeed in implementing our business strategy.
Our business strategy depends on our ability to remain competitive. There is strong competition for customers from existing banks and other types of financial institutions, including those that use the Internet as a medium for banking transactions or as an advertising platform. Our competitors include large, publicly-traded, Internet-based banks, as well as smaller Internet-based banks; “brick and mortar” banks, including those that have implemented websites to facilitate online banking; and traditional banking institutions such as thrifts, finance companies, credit unions and mortgage banks. Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans and investments and increase the rates we offer on deposits, which actions may adversely affect our business, prospects, financial condition and results of operations.
To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

•	Having a large and increasing number of customers who use our bank for their banking needs;

•	Our ability to attract, hire and retain key personnel as our business grows;

•	Our ability to secure additional capital as needed;

•	The relevance of our products and services to customer needs and demands and the rate at which we and our competitors introduce or modify new products and services;

•	Our ability to offer products and services with fewer employees than competitors;

•	The satisfaction of our customers with our customer service;

•	Ease of use of our websites; and

•	Our ability to provide a secure and stable technology platform for financial services that provides us with reliable and effective operational, financial and information systems.
If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.
We expect the rate of our revenue growth to decline and consequently anticipate downward pressure on our operating margins in the future.
We believe the rate of our revenue growth will, at some point, generally decline as a result of a number of factors, including the inevitable decline in growth rates as our revenues increase to higher levels and the continued maturity of the internet-based banking market. We believe our operating margin will experience downward pressure as a result of increasing competition and increased expenditures for many aspects of our business, including increased expenditures for attracting new customers and retaining existing customers.
Our business depends on a strong brand, and failing to maintain and enhance our brand would hurt our ability to expand our customer base.
The brand identities that we have developed will significantly contribute to the success of our business. Maintaining and enhancing the “BofI Federal Bank” brands (including our other trade styles and trade names such as apartmentbank.com) is critical to expanding our customer base. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry for our “brick and mortar” competitors in the internet-based banking market. Our brands could be negatively impacted by a number of factors, including data privacy and security issues, service outages, and product malfunctions. If we fail to maintain and enhance our “BofI Federal Bank” brands, or if we incur excessive expenses in this effort, our business, financial condition and results of operations will be materially adversely affected. Maintaining and enhancing our brand will depend largely on our ability to continue to provide high-quality products and services, which we may not do successfully.
A natural disaster or recurring energy shortage, especially in California, could harm our business.
We are based in San Diego, California, and approximately 66.4% of our mortgage loan portfolio was secured by real estate located in California at June 30, 2015. In addition, some of our computer systems that operate our internet websites and their back-up systems are located in San Diego, California. Historically, California has been vulnerable to natural disasters. Therefore, we are susceptible to the risks of natural disasters, such as earthquakes, wildfires, floods and mudslides. Natural disasters could harm our operations directly through interference with communications, including the interruption or loss of our websites, which would prevent us from gathering deposits, originating loans and processing and controlling our flow of business, as well as through the destruction of facilities and our operational, financial and management information systems. A natural disaster or recurring power outages may also impair the value of our largest class of assets, our loan portfolio, which is comprised substantially of real estate loans. Uninsured or under-insured disasters may reduce borrowers’ ability to repay mortgage loans. Disasters may also reduce the value of the real estate securing our loans, impairing our ability to recover on defaulted loans through foreclosure and making it more likely that we would suffer losses on defaulted loans. California has also experienced energy shortages, which, if they recur, could impair the value of the real estate in those affected areas. Although we have implemented several back-up systems and protections (and maintain standard business interruption insurance), these measures may not protect us fully from the effects of a natural disaster. The occurrence of natural disasters or energy shortages in California could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our success depends in large part on the continuing efforts of a few individuals. If we are unable to retain these key personnel or attract, hire and retain others to oversee and manage our company, our business could suffer.
Our success depends substantially on the skill and abilities of our senior management team, including our Chief Executive Officer and President, Gregory Garrabrants, our Chief Financial Officer, Andrew J. Micheletti, and other employees that perform multiple functions that might otherwise be performed by separate individuals at larger banks. The loss of the services of any of these individuals or other key employees, whether through termination of employment, disability or otherwise, could have a material adverse effect on our business. In addition, our ability to grow and manage our growth depends on our ability to continue to identify, attract, hire, train, retain and motivate highly skilled executive, technical, managerial, sales, marketing, customer service and professional personnel. The implementation of our business plan and our future success will depend on such qualified personnel. Competition for such employees is intense, and there is a risk that we will not be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to attract and retain the necessary personnel, our business, prospects, financial condition and results of operations could be adversely affected.
We are exposed to risk of environmental liability with respect to properties to which we take title.
In the course of our business, we may foreclose and take title to real estate and could be subject to environmental liabilities with respect to those properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we become subject to significant environmental liabilities, our business, prospects, financial condition and results of operations could be adversely affected.
We have been named as a party to purported class action and derivative action lawsuits, and we may be named in additional litigation, all of which could require significant management time and attention and result in significant legal expenses. An unfavorable outcome in one or more of these lawsuits could have a material adverse effect on our business, financial condition, results of operations and cash flows.
As described in detail in Note 8 – “Commitments And Contingencies” to the Unaudited Condensed Consolidated Financial Statements of the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015, purported class action lawsuits have been filed in the United States District Court, Southern District of California, alleging, among other things, that our company, Chief Executive Officer and Chief Financial Officer violated the federal securities laws by failing to disclose the wrongful conduct that is alleged in a former employee complaint, and that as a result the Company’s statements regarding its internal controls, and portions of its financial statements, were false and misleading. Derivative lawsuits have also been filed against out management arising from the same events, alleging breach of fiduciary duty, mismanagement, abuse of control and unjust enrichment. Regardless of the merits, the expense of defending such litigation may have a substantial impact if our insurance carriers fail to cover the full cost of the litigation, and the time required to defend the actions could divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. An unfavorable outcome in such litigation could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to Being an Internet-Based Company

We depend on third-party service providers for our core banking technology, and interruptions in or terminations of their services could materially impair the quality of our services.
We rely substantially upon third-party service providers for our core banking technology and to protect us from bank system failures or disruptions. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. Our operations also depend upon our ability to replace a third-party service provider if it experiences difficulties that interrupt operations or if an essential third-party service terminates. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.
Privacy concerns relating to our technology could damage our reputation and deter current and potential customers from using our products and services.
Generally speaking, concerns have been expressed about whether internet-based products and services compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure or security of personal information of our customers or other privacy related matters, even if unfounded, could damage our reputation and results of operations. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose customers, which could potentially have an adverse effect on our business.
In addition, as nearly all of our products and services are internet-based, the amount of data we store for our customers on our servers (including personal information) has been increasing and will continue to increase. Any systems failure or compromise of our security that results in the release of our customers’ data could seriously limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we add more customers and expand the number of internet-based products and services we offer.
Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition, the interpretation and application of consumer and data protection laws in the U.S., Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.
We have risks of systems failure and security risks, including “hacking” and “identity theft.”

The computer systems and network infrastructure utilized by us and others could be vulnerable to unforeseen problems. This is true of both our internally developed systems and the systems of our third-party service providers. Our operations are dependent upon our ability to protect computer equipment against damage from fire, power loss, telecommunication failure or similar catastrophic events.

Any damage or failure that causes an interruption in our operations or security breaches such as hacking or identity theft could adversely affect our business, prospects, financial condition and results of operations.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of customers to access our products and services, our products and services may be perceived as not being secure, customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.

Our products and services involve the storage and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise and, as a result, an unauthorized party may obtain access to our data or our customers’ data. Additionally, outside parties may attempt to fraudulently induce employees or customers to disclose sensitive information in order to gain access to our data or our customers’ data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and, as a result, we could lose customers, which may have a material adverse effect on our business, financial condition and results of operations.

Our business depends on continued and unimpeded access to the internet by us and our customers. Internet access providers may be able to block, degrade, or charge for access to our website, which could lead to additional expenses and the loss of customers.

Our products and services depend on the ability of our customers to access the internet and our website. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have the ability to take measures that could degrade, disrupt, or increase the cost of customer access to our products and services by restricting or prohibiting the use of their infrastructure to access our website or by charging fees to us or our customers to provide access to our website. Such interference could result in a loss of existing customers and/or increased costs and could impair our ability to attract new customers, which could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS
Our estimated net proceeds from this offering are approximately $ assuming an aggregate offering price of $ and after deducting commissions and estimated expenses of the offering. We intend to use the net proceeds for general corporate purposes, possible future acquisitions and growth opportunities, and possible common stock share repurchases. We intend to use a portion of the net proceeds from this offering to provide new capital to the Bank to support its future growth. Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of December 31, 2015:

•	On an actual basis; and

•	As adjusted to give effect to the sale of approximately $ aggregate principal amount of Notes pursuant to this offering and the application of the net proceeds therefrom.
This information should be read together with our consolidated financial statements and other financial information set forth in our Annual Report on Form 10-K for the year ended June 30, 2015 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
(unaudited, $ in Thousands, except share data)	Actual	As Adjusted
Cash and due from banks	$283,448	$

Securities sold under agreements to repurchase	35,000	35,000
Advances from Federal Home Loan Bank	758,000	758,000
Subordinated debentures	5,155	5,155
Subordinated notes	—
Stockholders’ Equity:
Common stock	641	641
Preferred stock	5,063	5,063
Capital surplus	324,925	324,925
Retained earnings	319,328	319,328
Accumulated other comprehensive income	(9,043)	(9,043)
Treasury stock	(27,584)	(27,584)
Total Stockholders’ Equity	613,330	613,330
Total Debt and Stockholders’ Equity	1,411,485

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown. For purposes of computing the ratios, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting changes, plus fixed charges.

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2015	2014	2015	2014
Ratio of earnings to fixed charges(1) And preferred stock dividends:
Including interest on deposits(2)	4.69	3.90	4.59	3.92
Excluding interest on deposits(2)	15.03	11.67	14.31	11.30
Preferred stock dividends only(3)	362.35	249.10	346.11	240.09

	For the Year Ended June 30,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1) And preferred stock dividends:
Including interest on deposits(2)	4.00	3.55	2.89	2.27	1.97
Excluding interest on deposits(2)	12.60	8.73	6.20	4.51	3.65
Preferred stock dividends only(3)	267.58	179.78	48.13	22.97	65.17

(1)
The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements.

(2)	Interest expense on deposits is included in or excluded from the calculation of fixed charges used in the ratio of earnings to fixed charges as described on each line in the above table.

(3)	Equals the ratio of earnings to preferred-stock dividend charges and excludes all other fixed charges (items (a)-(c) described in footnote 1 above).

DESCRIPTION OF COMMON STOCK
General
We are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2015, there were 64,142,556 shares of common stock issued and 63,029,161 shares of common stock outstanding. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI.”

DESCRIPTION OF THE NOTES
The Notes are being issued under an Indenture and First Supplemental Indenture, each to be dated as of February  , 2016, which we refer to collectively as the “indenture,” between the Company and U.S. Bank National Association, as trustee. Set forth below is a description of the specific terms of the Notes and the indenture. This description supplements the description of the general terms and provisions of debt securities that we may offer as set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture filed as an exhibit to a Current Report on Form 8-K to be filed by the Company.
General
We will issue the % subordinated notes due 2026, which we refer to as the "Notes," under the indenture. We will issue $  million aggregate principal amount of the Notes. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We may from time to time, without notice to or the consent of the existing holders, create and issue additional Notes having the same terms and conditions as the Notes being offered hereby in all respects (or in all respects except for issue date, price to investors and, if applicable, the initial interest accrual date and the first payment of interest thereon). Additional Notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding Notes, unless such additional subordinated debt will not be treated as fungible with the Notes being offered hereby for U.S. federal income tax purposes. The Notes offered hereby and any additional Notes would rank equally and ratably.
The Notes will have a maturity date of February 28, 2026 (or if such day is not a business day, the following business day).
The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The Notes will not have a sinking fund.
Interest Rate
Interest on the Notes will accrue from and including their initial date of issuance to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to %, and will be payable quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in case of a leap year) of each year, beginning on May 31, 2016, to the record holders at the close of business on the preceding May 15, August 15, November 15 and February 15, as applicable (whether or not a business day).
Interest payments will include accrued interest from and including the date of original issuance, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period, including interest payable for any partial interest payment period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. The term "interest payment period" refers to the quarterly period from and including an interest payment date to, but excluding, the next succeeding interest payment date. In the event that any date on which interest is payable on the Notes is not a business day, payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the Notes until paid. References to "interest" include interest accruing on the Notes and other unpaid amounts and additional interest, as applicable.
"Business day" means any day that is not a Saturday, a Sunday or a day on which banking institutions located in New York, New York and Chicago, Illinois are generally authorized or obligated by law or executive order to be closed.
Ranking
The payment of the principal of and interest on the Notes will be expressly subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of amount and all existing and future senior debt.
Subject to the qualifications described below, the term senior debt is defined in the indenture to mean all of BofI's:

•	indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments;

•	obligations under letters of credit;

•
indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

•
guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;
in each case, whether outstanding on the date that we entered into the indenture or arising after that time, and other than obligations ranking on a parity with the Notes or ranking junior to the Notes.
Indebtedness and obligations that rank junior to the Notes under the terms of the indenture would include (i) our junior subordinated debentures underlying our outstanding trust preferred securities, and (ii) any other indebtedness the terms of which provide that such indebtedness ranks junior to the Notes, with respect to which the Notes will rank senior in right of payment and upon liquidation.
All liabilities of the Bank and other subsidiaries, and liabilities arising during our subsidiaries' ordinary course of business, will be effectively senior to the Notes to the extent of the assets of such subsidiaries, as we are a holding company. Because BofI is a savings and loan holding company, over the term of the Notes it may need to rely primarily on dividends from the Bank, which is a regulated financial institution, to pay interest and principal on its outstanding debt obligations and to make dividends and other payments on its other securities. Regulatory rules may restrict our ability to withdraw capital from the Bank by dividends or other means. See "Risk Factors—Risks Related to the Notes—The Notes will be the obligations of BofI and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt of the Bank."
In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to BofI or its property; any proceeding for the liquidation, dissolution, or other winding up of BofI, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or any assignment by BofI for the benefit of creditors, all of our obligations to holders of our senior debt will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of or interest on the Notes. Only after payment in full of all amounts owing with respect to any senior debt will the holders of the Notes, together with the holders of any of our obligations ranking on a parity with the Notes, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the Notes.
In the event and during the continuation of any default in the payment of the principal of or any premium or interest on any senior debt beyond any applicable grace period with respect to such senior debt, or in the event that any event of default with respect to any senior debt shall have occurred and be continuing permitting the holders of such senior debt (or the trustee on behalf of the holders of such senior debt) to declare such senior debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by BofI on account of the principal of or interest on the Notes or on account of the purchase or other acquisition of any Notes.
By reason of the above subordination in favor of the holders of our senior debt, in the event of our bankruptcy or insolvency, holders of our senior debt may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.
The Notes do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior or pari passu in right of payment and upon our liquidation to the Notes. The Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries, including the Bank. At December 31, 2015, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $6.0 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes.
Optional Redemption
We may redeem the Notes in $25 increments in whole at any time or in part from time to time on or after February 28, 2021, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $10 million aggregate principal amount of the Notes must remain outstanding after giving effect to such redemption. In addition, we may not redeem the Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all interest payment periods terminating on or before the redemption date. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes before the maturity date in whole, at any time, or in part from time to time, upon the occurrence of:

•
a “Tax Event” defined in the First Supplemental Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

•
a “Tier 2 Capital Event” defined in the First Supplemental Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Subordinated Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over savings and loan holding companies), as then in effect and applicable to us that would preclude the Notes from being included as Tier 2 Capital; or

•	the Company is required to register as an investment company pursuant to the Investment Company Act of 1940.
Under the FRB's current risk-based capital guidelines applicable to savings and loan holding companies, any redemption of the Notes will be subject to prior approval of the FRB.
Redemption Procedures
If we give a notice of redemption in respect of any Notes, then prior to the redemption date, we will irrevocably deposit with the trustee or a paying agent for the Notes funds sufficient to pay the applicable redemption price of, and (unless the redemption date is an interest payment date) accrued interest on, the Notes to be redeemed. Notwithstanding the foregoing, interest payable on or prior to the redemption date for any Notes called for redemption will be payable to the holders of the Notes on the relevant record dates for the related interest payment dates.
Once notice of redemption has been given in accordance with the terms of the indenture and funds deposited as required, then upon the date of the deposit, all rights of the holders of the Notes so called for redemption will cease, except the right of the holders of the Notes to receive the redemption price and any interest payable in respect of the Notes on or prior to the redemption date and the Notes will cease to be outstanding on the redemption date. In the event that the Company defaults in the payment of the redemption price in respect of Notes called for redemption, interest on the Notes will continue to accrue at the then applicable rate from the redemption date originally established by us for the Notes to the date the redemption price is actually paid.
Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding Notes by tender, in the open market or by private agreement.
If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee, from the outstanding Notes not previously called for redemption, by such method as the trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of any Notes, provided that the unredeemed portion of the principal amount of any Notes shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Unless we default in payment of the redemption price on the Notes, on and after the redemption date, interest will cease to accrue on the Notes or portions called for redemption.
Denominations
The Notes will be issued only in denominations of $25 each and integral multiples of $25 in excess thereof. We expect that the Notes will be held in book-entry form only, as described under "—Book-Entry System—The Depository Trust Company," and will be held in the name of The Depository Trust Company or its nominee.

Events of Default; Limitations on Suits
Under the indenture, an event of default will occur with respect to the Notes only upon the occurrence of any one of the following events:

•
the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect, and the decree or order continues unstayed and in effect for a period of 60 consecutive days;

•
the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law; or

•	in the event a receiver, conservator or similar official is appointed for the Company's principal banking subsidiary (currently, the Bank).
If an event of default occurs, the outstanding principal amount and all accrued but unpaid interest on the Notes will become due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving BofI, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Notes. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, an acceleration may be annulled by the holders of a majority in principal amount of the outstanding Notes.
There is no automatic acceleration or right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our non-performance of any other obligation under the Notes or the indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the indenture, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the indenture.
The indenture provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the trustee with respect to the Notes.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

•
the holders of not less than 25% in principal amount of the Notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding Notes.
In any event, the indenture provides that no such holder or holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of Notes.
Satisfaction, Discharge and Defeasance
So long as no event of default has occurred and is continuing, we may elect to discharge certain of our obligations under the indenture with respect to the Notes on the terms and subject to the conditions precedent contained in the indenture (referred to in this section as a "Defeasance") by:

•
irrevocably depositing with the trustee, as trust funds in trust, money or U.S. government obligations (generally, securities that are obligations of or guaranteed by the United States of America), or a combination of money and U.S. government obligations, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the Notes on the date on which the principal becomes due and payable in accordance with the terms of the Notes or the indenture, whether at the stated maturity date, or by declaration of acceleration, call for redemption, or otherwise; and

•
satisfying certain other conditions precedent specified in the indenture, including, among other things, the delivery of an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Defeasance and will be subject to federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if the Defeasance had not occurred.

A Defeasance will not relieve us of our obligation to pay when due the principal of and interest on the Notes if the Notes are not paid from the money or U.S. government obligations held in trust by the trustee for payment thereof.
Modification and Waiver
The indenture provides that we and the trustee may modify or amend the indenture with or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, however, that with respect to the Notes, any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, any Note;

•	reduce the principal amount or rate of interest of any Note;

•	change the place of payment where any Note or any interest is payable;

•	impair the right to institute suit for the enforcement of any payment on or after its stated maturity;

•	modify the provisions of the indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes; or

•
reduce the percentage in principal amount of the outstanding Notes the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with the provisions of or defaults under the indenture and the consequences thereof under the indenture.

In addition, the holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.
Consolidation, Merger or Sale of Assets
The indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:

•
if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the indenture;

•
immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have complied with our obligations to deliver certain documentation to the trustee.
Governing Law
The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.
Listing
We have applied to list the Notes on NASDAQ under the symbol "BOFIL." If the application is approved, we expect trading on NASDAQ to begin within 30 days of the original issue date of the Notes.
Book-Entry System—The Depository Trust Company
Upon issuance, the Notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC")

and registered in the name of DTC or a nominee thereof. Initial settlement for the Notes will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Unless and until it is exchanged in whole or in part for Notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.
Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.
So long as DTC, or its nominee, is a registered owner of a Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Note for all purposes under the indenture. Except as provided below, the actual owners of the Notes represented by a Note (the "beneficial owner") will not be entitled to have the Notes represented by such Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the indenture.
Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC and, if such person is not a participant of DTC (a "participant"), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that BofI requests any action of holders of the Notes or that an owner of a beneficial interest is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The following is based on information furnished by DTC:
DTC will act as securities depositary for the Notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities will be issued for the Notes, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC ("direct participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE and FINRA. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the Notes under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the limited circumstances that may be provided in the indenture.
To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an Omnibus Proxy to BofI as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).
Payments on the Notes will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee under the indenture or BofI Holding, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of BofI Holding or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to BofI Holding or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates evidencing the Notes will be required to be printed and delivered. BofI Holding may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.
About the Trustee
U.S. Bank National Association is the trustee under the indenture and will be the principal paying agent and registrar for the Notes. We have entered, and from time to time may continue to enter, into banking, lending or other relationships with U.S. Bank or its affiliates.
The trustee under the indenture may resign or be removed with respect to one or more series of debt securities under the indenture and a successor trustee may be appointed to act with respect to such series.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to Notes that are held as "capital assets," within the meaning of the Code, by a holder (as defined below) who purchases Notes in the initial offering at their "issue price" (i.e., the first price at which a substantial amount of the Notes is sold to the public).
This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as pass-through entities for U.S. federal income tax purposes, persons holding the Notes as part of a "straddle," "hedge," "conversion" or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and holders who mark securities to market for U.S. federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.
For purposes of this discussion, a "U.S. holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid exception in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of a Note that is neither a partnership (or other pass-through entity for U.S. federal income tax purposes) nor a "U.S. holder", and "holders" refers to U.S. holders and non-U.S. holders.

        Persons considering the purchase of the Notes should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.
U.S. Holders
Payments of Interest
A U.S. holder will be taxed on any interest on their Notes as ordinary income at the time the U.S. holder receives the interest or when it accrues, depending on the U.S. holder's method of accounting for federal income tax purposes.
Sale, Exchange, Redemption or Other Disposition of Notes
Upon the sale, exchange, redemption or other disposition of a Note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which will be taxable as ordinary income to the extent such interest has not been previously included in the U.S. holder's income) on the sale, exchange, redemption or other disposition and such U.S. holder's adjusted tax basis in the Note. A U.S. holder's adjusted tax basis in a Note generally will be its initial purchase price. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Note had been held for more than one year. A non-corporate U.S. holder is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. holder to deduct capital losses is limited.
2016 Tax Rate Changes
Medicare Tax.    Certain non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare Contribution tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gains from the disposition of the Notes. The tax is in addition to any federal income tax on ordinary income or capital gains that may otherwise be due on the interest income or net gains.
Non-U.S. Holders
Subject to the discussion below regarding the HIRE Act and backup withholding, no withholding of U.S. federal income tax generally will apply to interest paid on the Notes to a non-U.S. holder under the "portfolio interest exemption," provided that:
(a)   the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;
(b)   the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
(c)   the non-U.S. holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership;
(d)   the non-U.S. holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN or other applicable Form W-8; and
(e)   the non-U.S. holder is not a bank receiving interest described in Code section 881(c)(3)(A).
If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Notes to the non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.
If a non-U.S. holder is engaged in a trade or business in the United States and the interest is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a % rate or such lower rate as may be specified by an applicable income tax treaty.
Subject to the discussion below regarding the HIRE Act and backup withholding, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a Note unless (i) that gain is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States) or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

HIRE Act
The Hiring Incentives to Restore Employment Act (the "HIRE Act") will, under certain circumstances, impose a withholding tax of 30% on payments of interest on the Notes to certain foreign entities and on the gross proceeds received by certain foreign entities from a disposition of the Notes on or after January 1, 2019, in each case unless an exemption applies. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in the Notes.
Backup Withholding and Information Reporting
Backup withholding and information reporting requirements generally apply to interest payments on the Notes made to, and to the proceeds from the sale, exchange, redemption or other disposition of a Note by, certain non-corporate U.S. holders. A U.S. holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing an IRS Form W-9. In the case of a non-U.S. holder, backup withholding will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Note if the statement referred to in clause (d) of the first paragraph under the heading "Non-U.S. Holders" has been received. Withholding agents must nevertheless report to the IRS and to each non-U.S. holder the amount of interest paid with respect to the Notes held by such non-U.S. holder and the rate of withholding (if any) applicable to such non-U.S. holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Notes by (a) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (c) entities whose underlying assets are considered to include "plan assets" of any employee benefit plan, plan, account or arrangement described in preceding clause (a) or (b), or (d) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of the Notes would be subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (being referred to collectively as "Similar Laws") (each entity described in preceding clause (a), (b), (c) or (d), a "Plan").
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan"), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA plan.
In considering an investment in the Notes, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA or the Code or similar provisions under Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of Notes by a Plan with respect to which we or an underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued certain prohibited transaction class exemptions ("PTCEs") that may be available to a Plan purchasing the Notes. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to investments by insurance company pooled separate accounts, PTCE 91-38 relating to investments by bank collective investment funds, PTCE 95-60 relating to investments by life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and holding of the Notes, provided that neither a party in interest or disqualified person nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called "service provider exemption"). These exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by plan fiduciaries.
Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Notes. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the Notes should consult with its counsel before purchasing Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under such Similar Laws.
Because of the foregoing, the Notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.
Representation
Accordingly, by acceptance of a Note (or any interest therein), each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that on each day such person holds the Note either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.
It is intended that the Notes be treated as debt for purposes of the Code. Accordingly, it appears that at the time of issuance, the Notes should be treated as debt without substantial equity features for purposes of ERISA.
UNDERWRITING
We are offering the notes through the underwriters listed in the table below. FBR Capital Markets & Co. is the representative of the underwriters. FBR Capital Markets & Co. & Keefe, Bruyette & Woods, Inc. are the joint book-running managers. Subject to the terms and conditions of an underwriting agreement, we have agreed to sell to each of the underwriters named below, severally and not jointly, and each of the underwriters has severally and not jointly agreed to purchase from us, the aggregate principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
FBR Capital Markets & Co.	$
Keefe, Bruyette & Woods, Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
D.A. Davidson & Co.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Wunderlich Securities, Inc.

Total	$

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that, when those conditions are satisfied, the underwriters will be obligated to purchase all of the Notes.
The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

Paid by the Company
Per Note	$
Total	$
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to % of the principal amount of the Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.
The Company has agreed with the underwriters not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended relating to any securities of the Company that are substantially similar to the Notes, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement.
The Notes are a new issue of securities with no established trading market. We have applied to list the Notes on NASDAQ under the symbol "BOFIL." If the application is approved, we expect trading in the Notes to begin within 30 days of the original issue date of the Notes. The Company has been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes or the exercise of the over-allotment option. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are on the cover page of this prospectus supplement and in excess of the over-allotment option, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by the syndicate member.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

The underwriters have in the past provided, and may in the future provide, investment banking, commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services. The trustee for the Notes is unrelated to FBR Capital Markets & Co., an underwriter of this offering.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.
The Company estimates that the total expenses of the offering payable by the Company, excluding underwriting discounts and commissions, will be approximately $ .
The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In addition to the foregoing, the underwriters may have various business relationships with us including deposit accounts, deposit programs for their brokerage customer cash balances, treasury management, and capital markets and other services.
It is expected that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by our legal counsel, Loeb & Loeb LLP, Los Angeles, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Manatt, Phelps & Phillips, LLP, San Francisco, California.

EXPERTS
BDO USA, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015 and the effectiveness of our internal controls over financial reporting as of June 30, 2015 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on BDO USA, LLP’s reports, given on its authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at www.bofiholding.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Annual Reports on Form 10‑K, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

PROSPECTUS

BOFI HOLDING, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
____________________________
From time to time, we may offer and sell our common stock, preferred stock, debt securities, warrants, subscription rights and units (collectively referred as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $300,000,000 In addition, the selling stockholders named in this prospectus may offer, from time to time and in one or more offerings, up to $50,000,000 of our common stock.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we or the selling stockholders offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.
You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.
Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.
The securities may be sold by us or the selling stockholders through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is quoted on the NASDAQ Global Select Market under the symbol “BOFI.”
____________________________
None of the Securities and Exchange Commission (the “SEC”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.
The date of this prospectus is February 19, 2015

PROSPECTUS

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration statement, we or the selling stockholders may sell:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock;

•	subscription rights; and

•	units
This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, subscription rights and units. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
Unless otherwise stated, the words “BofI,” the “Company,” “we,” “our” and “us” refer to BofI Holding, Inc. and its subsidiaries, except that such terms refer to BofI Holding, Inc. only and not to its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock”, “Description of Debt Securities,” “Description of Warrants,” “Description of Subscription Rights,” and “Description of Units.”
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at www.bofiholding.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Annual Reports on Form 10‑K, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.
The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:

•	Our Annual Report on Form 10‑K for the fiscal year ended June 30, 2014, filed with the SEC on August 28, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2014 and December 31, 2014, filed with the SEC on November 4, 2014 and January 29, 2015, respectively;

•	Our Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed with the SEC on September 8, 2014;

•
Our Current Reports on Form 8-K filed with the SEC on October 6, 2014 (with respect to Items 8.01 and 9.01), October 23, 2014 (with respect to Item 1.01 and 9.01), October 27, 2014 (with respect to Item 5.07), December 23, 2014 (with respect to Items 8.01 and 9.01), January 15, 2015 (with respect to Items 5.02 and 9.01) and January 27, 2015 (with respect to Items 5.02, 8.01 and 9.01);

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

•
Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby

You may request a copy of these filings, at no cost, by writing or calling us at the following address:
BofI Holding, Inc.
4350 La Jolla Village Dr., Suite 140
San Diego, California 92122
Attn: Investor Relations
(858) 350-6200

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions.
Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins;

•
changes in deposit flows, loan demand or real estate values may adversely affect the business of our subsidiary, BofI Federal Bank (the “Bank”), through which substantially all of our operations are carried out;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;

•
general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;

•	legislation or regulatory changes may adversely affect our business;

•	technological changes may be more difficult or expensive than what we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and

•	the additional risks referred to in the section entitled “Risk Factors.”
You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

DESCRIPTION OF BOFI HOLDING, INC.
BofI Holding, Inc., is the holding company for BofI Federal Bank, a diversified financial services company that provides consumer and business banking products through its branchless, low-cost distribution channels and affinity partners. The Bank has deposit and loan customers nationwide including consumer and business checking, savings and time deposit accounts and financing for single family and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. The Bank generates fee income from consumer and business products including fees from loans originated for sale and transaction fees earned from processing payment activity. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index.
At December 31, 2014, we had total assets of $5.2 billion, loans of $4.4 billion (including loans held for sale), mortgage-backed and other securities totaling $423.3 million, total deposits of $4.0 billion and borrowings totaling $710.2 million. Because we do not incur the significantly higher fixed operating costs inherent in a branch-based distribution system, we are able to rapidly grow our deposits and assets by providing a better value to our customers and by expanding our low-cost distribution channels.
We distribute our deposit products through a wide range of retail distribution channels, and our deposits consist of demand, savings and time deposits accounts. We distribute our loan products through our retail, correspondent and wholesale channels, and the loans we retain are primarily first mortgages secured by single family real property and by multifamily real property. Our mortgage-backed securities consist primarily of mortgage pass-through securities issued by government-sponsored entities and non-agency collateralized mortgage obligations and pass-through mortgage-backed securities issued by private sponsors. We believe our flexibility to adjust our asset generation channels has been a competitive advantage allowing us to avoid markets and products where credit fundamentals are poor or risks and rewards are not sufficient to support our required return on equity.
Our business strategy is to grow our loan originations and our deposits to achieve increased economies of scale and reduce the cost of products and services to our customers by leveraging our distribution channels and technology. We have designed our branchless banking platform and our workflow processes to handle traditional banking functions with reduced paperwork and human intervention. Our charter allows us to operate in all 50 states, and our online presence allows us increased flexibility to target a large number of loan and deposit customers based on demographics, geography and price. Our low-cost distribution channels provide opportunities to increase our core deposits and increase our loan originations by attracting new customers and developing new and innovative products and services.

BofI Holding, Inc. is regulated as a savings and loan holding company by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company is required to file reports with, and otherwise comply with the rules and regulations of, the Federal Reserve. The Bank, as a federal savings bank, is subject to regulation, examination and supervision by the Office of the Comptroller of the Currency ("OCC") as its primary regulator, and the Federal Deposit Insurance Corporation (“FDIC”) as its deposit insurer. The Bank must file reports with the OCC and the FDIC concerning its activities and financial condition. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, the Office of Thrift Supervision (“OTS”) was abolished as of July 21, 2011, and its rights and duties transferred to the Federal Reserve as to savings and loan holding companies, and to the OCC as to savings banks. Therefore, as of that date (the “Transfer Date”), the Company became subject to regulation by the Federal Reserve rather than the OTS, and the Bank became subject to regulation by the OCC rather than the OTS. The Dodd-Frank Act also created a new Consumer Financial Protection Bureau (“CFPB”) as an independent bureau of the Federal Reserve, to begin operations on the Transfer Date. The CFPB has broad authority to issue regulations implementing numerous consumer laws, and we will be subject to those regulations.
The regulation of savings and loan holding companies and savings associations is intended primarily for the protection of depositors and not for the benefit of our stockholders. The following information describes aspects of the material laws and regulations applicable to the Company and the Bank. The information below does not purport to be complete and is qualified in its entirety by reference to all applicable laws and regulations. In addition, new and amended legislation, rules and regulations governing the Company and the Bank are introduced from time to time by the U.S. government and its various agencies. Any such legislation, regulatory changes or amendments could adversely affect the Company or the Bank, and no assurance can be given as to whether, or in what form, any such changes may occur.
Our executive offices are located at 4350 La Jolla Village Dr., Suite 140, San Diego, California 92122, and our telephone number is (858) 350-6200.
Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Item 1A. Risk Factors,” in Part 1 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is incorporated by reference in this prospectus. Such discussion may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS
Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.
Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown. For purposes of computing the ratios, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting changes, plus fixed charges.

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2014	2013	2014	2013
Ratio of earnings to fixed charges(1) And preferred stock dividends:
Including interest on deposits(2)	3.90	3.53	3.92	3.45
Excluding interest on deposits(2)	11.67	8.38	11.30	8.13
Preferred stock dividends only(3)	249.10	168.88	240.09	160.21

	For the Year Ended June 30,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1) And preferred stock dividends:
Including interest on deposits(2)	3.55	2.89	2.27	1.97	1.99
Excluding interest on deposits(2)	8.73	6.20	4.51	3.65	3.42
Preferred stock dividends only(3)	179.78	48.13	22.97	65.17	34.60

(1)
The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements.

(2)	Interest expense on deposits is included in or excluded from the calculation of fixed charges used in the ratio of earnings to fixed charges as described on each line in the above table.

(3)	Equals the ratio of earnings to preferred-stock dividend charges and excludes all other fixed charges (items (a)—(c) described in footnote 1 above).

DESCRIPTION OF COMMON STOCK
General
We are authorized to issue up to 50,000,000 shares of common stock, par value $0.01 per share. As of February 9, 2015, there were 16,138,512 shares of common stock issued and 15,144,467 shares of common stock outstanding. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI.”

Dividends
Subject to preferences that may be applicable to any then outstanding shares of our preferred stock, and subject to compliance with limitations imposed by law, the holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Voting Rights
Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of our preferred stock, including our Series A preferred stock and any other series of preferred stock which we may designate in the future.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our Series A preferred stock and any series of preferred stock which we may designate in the future.
Fully Paid and Nonassessable
All outstanding shares of our common stock are, and the shares of our common stock to be issued in the offering will be, fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK
Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, there are outstanding 515 shares of Series A 6% Cumulative Nonparticipating Perpetual Convertible Preferred Stock (“Series A preferred stock”).
General
This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our amended certificate of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
Shares of preferred stock may be issued in one or more series from time to time as determined by our board of directors (the "Board"). The Board is expressly authorized, without stockholder approval, to fix by resolution the designations, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the shares of each series of preferred stock. The Board’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

In authorizing any series of preferred stock, the Board may determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

•
the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•
whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

•
the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•
any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of the Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Prior to the issuance of any series of preferred stock, the Board will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Delaware.
The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

•	the initial public offering price at which the preferred stock will be issued;

•
the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	any redemption or sinking fund provisions; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.
In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Dividends
The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the Board or a duly authorized committee of the Board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the Board or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.
The Board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).
Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

•
we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

•
other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation);

•
we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation); and

•	We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Voting Rights
The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations with respect to shares establishing such series; or

•	as required by applicable law.

Under regulations and policies of the Federal Reserve, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act depending on the nature of the acquiror. In addition, at the time that the series are deemed a class of voting securities, any bank holding company may be required to obtain the prior approval of the Federal Reserve in order to acquire 5% or more of that series, any savings and loan holding company may be required to obtain the prior approval of the OCC in order to acquire 5% or more of that series and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the OCC to acquire 10% or more of that series.
Redemption
A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.
If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.
If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the Board decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Conversion and Exchange
If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.
If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.
Terms
The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, common stock, or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of common stock, or other securities or property to be received upon conversion or exchange would be calculated.
Senior Debt Securities
Payment of the principal, premium, if any, and interest on senior debt securities will rank with all of our other unsecured and unsubordinated debt securities.
Subordinated Debt Securities
Payment of the principal, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.
Subordinated Debt Securities Intended to Qualify as Tier 2 Capital
Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established (or to be established) by the Federal Reserve for savings and loan holding companies. We expect that the guidelines will set forth specific criteria for subordinated debt to qualify as Tier 2 Capital, including requirements that the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•
not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Form, Exchange, and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.
Events of Default
Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

 No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.
Notices
We will mail notices to holders of debt securities as indicated in the prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Regarding the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. Warrants may be issued separately or together with common stock, preferred stock or debt securities and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.
This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.
General

The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

•	the title of the warrants;

•	the offering price of the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock that is purchasable upon exercise of the warrants;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.
Exercise of Warrants
Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.
Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.
Amendments and Supplements to Warrant Agreements
We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Antidilution and Other Adjustments
Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock;

•
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•
the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.
No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.
In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary describes the general terms and provisions of the subscription rights to purchase our Common Stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

•	the securities for which the subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the number of shares of Common Stock or amount of any other securities purchasable upon exercise of such subscription rights;

•	the extent, if any, to which such subscription rights are transferable;

•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.
Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Common Stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Common Stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety.

DESCRIPTION OF UNITS
        We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

SELLING STOCKHOLDERS
Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Such selling stockholders may include existing stockholders, our executive officers and our directors.
All of the common stock currently held by the selling stockholders is issued and outstanding as of the date (or securities convertible into or exercisable for such common stock) of the filing of the registration statement of which this prospectus is a part. Such shares were acquired (i) in our initial formation transaction which occurred in 2000, (ii) several private placements of common stock in 2001 and 2002, (iii) in our initial public offering in 2005, (iv) conversions of Series A preferred stock (v) pursuant to restricted stock awards and exercise of stock options issued under our 2004 Stock Incentive Plan and 2014 Stock Incentive Plan, and (vi) in purchases of our common stock on the open market. Selling stockholders may not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.
We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our securities or to or through a market maker.
In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we and/or such selling stockholders, as applicable, will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling stockholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Loeb & Loeb LLP, Los Angeles, California. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements, incorporated by reference in this registration statement, from BofI’s Annual Report on Form 10‑K for the year ended June 30, 2015, have been audited by BDO USA, LLP, an independent registered public accounting firm, and Crowe Horwath LLP, an independent registered public accounting firm, as stated in their respective reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.